SEE THE PDF ATTACHMENT FOR BETTER VIEWING

Promissory Note

Date: August 15, 2008

Borrower: Calypso Wireless, Inc., a Delaware corporation.

Borrower's Mailing Address:

Calypso Wireless, Inc. 21 Waterway Ave., Suite 300 The Woodlands, Texas 77380 Montgomery County

Lender: Drago Daic.

Place for Payment:

14405 Walters Road, Suite 800 Houston, Harris County, Texas 77014, or any other place that Lender may designate in writing.

Principal Amount: $61,250.00

Annual Interest Rate: Eight Percent (8%)

Maturity Date: November 15, 2008

Annual Interest Rate on Matured, Unpaid Amounts: Eighteen Percent (18%)

Terms of Payment (principal and interest):

The Principal Amount is due and payable on NOT" ember 15,2008, and the interest is due and payable at maturity as follows: Accrued interest and unpaid principal are due and payable in full at maturity.. Payments will be applied first to accrued interest and the remainder to reduction of the Principal Amount.

Security for Payment: This note is secured by a security interest created in a security agreement that covers All ofBoITower's interest in the following personal property and all proceeds ofsuch property, including Chinese Patent Application No. 01116237.6, covering Communication Systemand Method; United States ofAmericapatentapplicationpertaining to the Hybrid Communication System and Method, reference No. 1.911-b.04; and all subsequent patent grants pertaining thereto by the countries ofThe United States ofAmerica, China, as well as all patents applications and patent rights subsequently granted to Borrower by the countries in the United Kingdom, Europe, Asia and the rest ofthe world, and more fully described on Exhibit "A" attached hereto and incorporated herein by reference, all after-acquired collateral ofthe same classification and all products, increase, and offspring of the collateral.

Other Security for Payment: None

Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate. This note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. After maturity, Borrower promises to pay any unpaid principal balance plus interest at the Annual Interest Rate on Matured, Unpaid Amounts.

If Borrower defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to this note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the note immediately due. Notwithstanding any other provision of this note, in the event of a default, before exercising any of Lender's remedies under this note or any security agreement securing it, Lender will first give Borrower written notice of default and Borrower will have ten days after notice is given in which to cure the default. If the default is not cured ten days after notice, Borrower and each surety, endorser, and guarantor waive all demand for payment, presentation for payment, notice ofintention to accelerate maturity, notice of acceleration of maturity, protest, and notice ofprotest, to the extent permitted by law.

Borroweralsopromises to payreasonableattorney'sfees andcourtandothercosts ifthisnote isplacedinthehands ofanattorneytocollectorenforcethenote. Theseexpenseswillbearinterest from the date of advance at the Annual Interest Rate on Matured, Unpaid Amounts. BOlTower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the debt evidenced by the note and will be secured by any security for payment.

Prepayment: Borrower may prepay this note in any amount at any time before the Maturity Date without penalty or premium.

Application of Prepayment: Prepayments will be applied to installments on the last maturing principal, and interest on that prepaid principal will immediately cease to accrue.

Interest on the debt evidenced by this note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, ifthe Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, anyexcess interestwill becanceledautomaticallyas ofthe accelerationorprepayment or, if the excess interest has already been paid, credited on the Principal Amount or, ifthe Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this note and all other instruments concerning the debt.

Each Borrower is responsible for all obligations represented by this note.

When the context requires, singular nouns and pronouns include the plural.

A default exists underthisnote if(1) (a) Borroweror (b) anyotherpersonliableonanypart of this note or who grants a lien or security interest on property as security for any part ofthis note (an "Other Obligated Party") fails to timely payor perform any obligation or covenant in any written agreement between Lender and Borrower or any Other Obligated Party; (2) any warranty, covenant, or representation in this note or in any other written agreement between Lender and Borrower or any Other Obligated Party is materially false when made; (3) a receiver is appointed for Borrower, any Other Obligated Party, or any property on which a lien or security interest is created as security (the "Collateral Security") for any part ofthis note; (4) any Collateral Security is assigned for the benefit ofcreditors; (5) abankruptcyorinsolvencyproceedingis commencedbyBorrower, apartnership of which Borrower is a general partner, or an Other Obligated Party; (6) (a) a bankruptcy or insolvency proceeding is commenced against Borrower, a partnership ofwhich Borrower is a general partner, or an Other Obligated Party and (b) the proceeding continues without dismissal for sixty days, the party against whom the proceeding is commenced admits the material allegations ofthe petition against it, or an order for relief is entered; (7) any of the following parties is dissolved, begins to wind up its affairs, is authorized to dissolve or wind up its affairs by its governing body or persons, or any event occurs or condition exists that permits the dissolution or winding up of the affairs of any of the following parties: BOlTower, a partnership of which Borrower is a general partner, or an Other Obligated Patty; and (8) any Collateral Security is impaired by loss, theft, damage, levy and execution, issuance of an official writ or order of seizure, or destruction, unless it is promptly replaced with collateral security oflike kind and quality or restored to its former condition.

Ifanyprovision ofthis noteconflictswithanyprovision ofaloanagreement, deed oftrust, or security agreement of the same transaction between Lender and Borrower, the provisions of the security agreement will govern to the extent of the conflict.

This note will be construed under the laws of the state of Texas, without regard to choice-of-law rules of any jurisdiction.

Calypso Wireless, Inc., a Delaware corporation,

Rich\rd S. Pattin, President

Certificate of Resolutions

Date: August 15, 2008

Corporation: Calypso Wireless, Inc.

Date of Adoption: August 15, 2008

The undersigned President of the Corporation certifies the following facts:

  The Corporation is organized and operating under the laws ofDelaware, is qualified to do business in Texas, and is in good standing.

  No proceeding for forfeiture ofthe certificate offormation ofthe Corporation or for voluntary or involuntary dissolution ofthe Corporation is pending.

  Neither the certificate offormation nor the bylaws ofthe Corporation limit the power of the board of directors to pass the resolutions below.

4. The undersigned is authorized to make and sign this certificate.

  The undersigned keeps the records and minutes of the proceedings of the board of directors oftheCorporation, andtheresolutionsbelowareanaccuratereproduction oftheonesmade in those proceedings. They have not been amended, modified, or rescinded and are now in full force and effect.

  The resolutions below were duly adopted on the Date ofAdoption. A quorum was present at themeeting oftheboard ofdirectors, and all directorshad signed awaiver ofnoticeofthe meeting in accordance with law and the bylaws of the Corporation.

RESOLVED, that the Corporation is authorized to borrow the amount of$61 ,250.00 from Drago Daic ("Lender") to secure patent registrations in Europe, China, Asia and throughout the world and being more fully described on Exhibit "A" attached hereto and incorporated herein by reference for all purposes, it being understood and agreed by the directors of the Corporation that the incurrence of this indebtedness is of valuable consideration to the Corporation, and to enter into a promissory note (the "Note") in the principal amount of$61,250.00, payable to the order of Lender.

RESOLVED FURTHER, that to secure the payment ofthe Note, the Corporation is authorized to enter into a Security Agreement covering the patent applications and subsequent patent rights granted thereunder and any necessary modifications, extensions, increases, and renewals of the Security Agreement.

RESOLVED FURTHER, that the Corporation is authorized to enter into any assignments, pledges, mortgages, deeds of trust, security agreements, and other documents and instruments concerning the Collateral, or any real or personal property, or any interest therein, owned by the Corporation that may be necessary or appropriate, or required by Lender, to evidence and secure the payment of the Note.

RESOLVED FURTHER, that the chairman, president or any vice president of the Corporation is authorized to execute and deliver, on behalf of and in the name of the Corporation, the Note, the Security Agreement, and any other agreements, documents, or instruments, and to take or cause to be taken any action necessary or appropriate in connection with the Note and the Security Agreement or to accomplish the purposes ofthese resolutions, in the form and with the provisions that the officers may deem proper.

RESOLVED FURTHER, that the Corporation confirms and ratifies all actions previously taken by any officer or other representative ofthe Corporation with respect to the loan evidenced by the Note and all documents executed in connection with the loan.

7. Set forth below is a list ofthe names, titles, and signatures ofthe individuals who are currently serving as officers of the Corporation:

Name: Title:

Cristian Turrini Chairman

Richard S. Pattin President

'~~=£21 \~"

i(;,.: '. '<i

d~attin

President of Calypso Wireless, Inc.

THE STATE OF TEXAS § § COUNTY OF HARRIS §

/dv

This instrument was acknowledged before me 0 5 -,2008, by Richard S. Pattin, as the President of Calypso Wireless, I c., a Delaw corporation, on behalf of said corporation. / ~ ) /)

. ... ~/....-::.I:.,<;/,;/:..--:,,-:,9::r.:rJJ..r.--~: K~ C~ -l.:::!CAJ\.A----I'i..AA."--A--{A..-

N

.' ..r:,.y..r. .",_.,~ ,)

{'~ 'r~~ PU \-<MHLE;:N P'. RUSHLOW § ry Public, State ofTexas

e

~ '?~\~-S NOTi.;RYFU6U::.STA.TEOFTEXASX

~ *' .'7 t; -,/,'1 c~r"'~"!~::·'()N. EXPIRES S '\.~ ~ ,:\':j r: c" 14 .2010 (\

R ';-€.2.J;.;..."", " L•., '. . ~

1\ ' .-"" -::;,-;/./.,.//////./....../..()

g.~.~",-{~.,.:,,':-':>,."<4:''''.,~~/v'''

The undersigned hereby certifies that he is theduly elected and qualified president ofCalypso Wireless, Inc.; that Richard S. Pattin is the duly elected and qualified president ofCalypso Wireless, Inc.; that the signature above is his genuine signature~and·tliaftlieroreg'oing certificate ofresolutions is 'rue and correct .~

Name: Chairm		Cristian Turrini an of Calypso Wir	eless, Inc.
THE STATE OF TEXAS COUNTY OF HARRIS	§ § §		.-Lfv

This instrument was acknowledged before me on ."=JJ,-=-/\"'=-->"';lLf-_-<--6__, 2008, by Cristian Turrini, as the Chairman of Calypso Wireless, Inc" a Delawar corporation, on behalf of said corporation.

Malloy & ">. Patent, Trademark & Copyright Law

#S/nctl 1959" Miami Office Fl. Lauderdale OHlce

Reglslered Plltent Attomeys 2800 S.W. Third Avenue 2101 West Commercial Blvd.

Trial and Appellate Counsel Miami, FlorIda 33129 Reply 10: Miami Offfee

Malloy,P'A.

Internel: malloylaw.com Telephone (305) 858-8000 Broward (954) 525-9611 Facsimile (305) 858·0008 Florida (800) 337-7239

June 10, 2008

VIA E-MAIL & MAIL rpattin@yahoo.com

Ca1ypso Wireless, Inc. 14605 Ophiuchus Court Willis, Texas 77318

Attn: Richard S. Pattin

Re: European Patent Application No. 03026877.5 for

COMMUNICATION SYSTEM AND METHOD

Applicant: Robert Leon

Our Ref. 4.630-H.03

Dear Mr. Pattin:

We have been in further communication with our associates in Europe concerning your above-referenced patent application.

We are now pleased to report that after our associates discussed your case with the European Patent Examiner it was agreed that the invention is patentable. However, few changes were made to the application, and accordingly, the good news is that the European Patent Office ("EPO") is willing to grant a European patent for the invention.

Enclosed for your records is a copy of the official Notice termed the "Communication under Rule 71 (3) EPC." This Notice reflects the proposed textual changes, as well as the format for the granting of the European patent.

We must file a response with the EPO to the enclosed Notice, indicating whether the EPO's proposed changes are acceptable. Under the circumstances, these changes should be deemed acceptable and the European patent should be allowed to grant. I f you do not agree, please let us know and have your instructions.

Assuming that you still want to obtain a European patent on this invention, then it will soon be necessary to pay the "granting" and "pr inting" fees to the EPO. It wi 11 also be necessary simul taneously to file translations of the claims in any of the EPO countries in which you finally elect to make the European patent effective.

~

RP

EXHIBIT "A'

June 10, 2008 Page 2

We are advised that the estimated fees and expenses involved with the "granting and printing" charges are about $3,000.00; and related paperwork and claim translation charges are about $550 for each EPO country that you elect. The absolute deadline by which to pay these fees as well as to choose the EPO member countries in which you wish to make the patent effective is August 11, 2008.

However, our associates have asked us to provide instructions and payment about four weeks priort i.e. t preferably by July 15, 2008 so that associates in the elected EPO member countries will have sufficient time to prepare the necessary translations and related papervJOrk.

Please note that there are NO extensions of time available, and thus, it is very important that we hear from you soon regarding this matter.

Obviously then t it is necessary for you to decide in which European countries t of those originally designatedt that you want the European patent to be made effective. The countries which you originally designated are:

LIST OF EPO MEMBER COUNTRIES

l. Austria (AT) 10. Germany (DE) 19. Romania (RO)

.,

t:-. Belgium (BE) 1l. Greece (GR) 20. Sweden (SE)

  Bulgaria (BG) 12. Hungary (HU) 2l. Slovenia (SI)

  Cyprus (CY) 13. Ire1and(IE) 22. Slovakia (SK) co Czech Republic 14. Italy 23. Switzerland (CH)

J. (ez) (IT)

  Denmark (DK) 15. Luxembourg (LU) and

  Estonia (8S) 16. Monaco (Me) Liechtenstein (LI)

  Finland (FI) 17. Netherlands (NL) 24. Turkey (TR)

  France (FR) 18. Portugal (PT) 25.United Kingdom (GB)

You may select one or more of these countries for your European patent to be made effective in. In our jUdgment t you will likely want to consider the United Kingdom (at a minimum) and possib1Yt France, Germany, Italy and Spain, which are often regarded as important European countries.

As briefly mentioned above t a subsequent step will also be required which involves paying official government fees to the individual EPO country or countries chosen, as well as finalizing the translations of the patent applicationt i.e. t the full text or rest of the body, apart from the claims. This is required in order to make the European patent effective in the selected country or countries. We estimate that the subsequent fees and expenses involved with this step are about $2,500.00 for each elected EPO member country.

Next t the EPO reminds us that a final decision should be made in the next couple of months about filing for additional European patent protection by way of a "divisional patent application." Some

k

RP

EXHIBIT lA'

June 10, 2008 Page 3

consideration should be given to the filing of a divisional case in light of the invention's importance and the overall goal of attempting to secure relatively broad patent protection for it.

Lastly, we want to congratulate you on the fact that the European Patent Office has recognized that the idea is a worthwhile contribution and that a European patent will be granted, which can be made effective in a number of European countries, should the appropriate government fees and translations charges, etc. be paid.

By the way, we point out that annuity (yearly) payments for each country you designate will need to be paid to the pertinent foreign Patent Office.

We look forward to receiving your selection of European countries, approval of the proposed text and your authorizing deposit in the approximate amount well prior to _J_u~1~y~1_5~,__2_0_0__8.

As always, if you have any questions or comments regarding this matter, please do not hesitate to contact our office.

Kindest regards,

Very truly yours,

~m~A~~S

For the Firm PM/ig Enclosures

-T,'t,··· CT

EXHIBIT 'A'